Exhibit 99.1

NEWS RELEASE

JDS UNIPHASE ANNOUNCES 2005 FISCAL THIRD QUARTER RESULTS

Expects Manufacturing Consolidation To Realize Annualized Savings of $80 Million

San Jose, California, April 27, 2005 – JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for the third quarter ended March 31, 2005.

Net revenue for the third quarter was $166.3 million, and net loss was $38.6 million, or $0.03 per share. This compares to net revenue of $180.5 million, and a net loss of $41.0 million, or $0.03 per share, reported for the second quarter of fiscal 2005, and to net revenue of $161.4 million, and a net loss of $7.3 million, or $0.01 per share, for the third quarter of fiscal 2004.

On a non-GAAP basis, net loss in the third quarter was $23.5 million, or $0.02 per share, as compared to a non-GAAP net loss of $28.6 million, or $0.02 per share, for the second quarter of fiscal 2005, and to a non-GAAP net loss of $6.7 million, or $0.00 per share, for the third quarter of fiscal 2004.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), net loss was $19.8 million for the quarter ended March 31, 2005, as compared to a net loss of $25.7 million for the second quarter of fiscal 2005, and to a net loss of $9.7 million for the third quarter of fiscal 2004.

“Quarterly revenue results were at the high end of expectations, while initiatives to streamline our cost structure picked up momentum,” said Kevin Kennedy, President and Chief Executive Officer of JDS Uniphase. “The divestiture of our Fuzhou operation in China, announced today, and the North American manufacturing consolidation, announced last week, are two elements of our broader profitability strategy.”

Financial Overview – Third Quarter Ended March 31, 2005

•	Communications Products Group net revenue of $101.7 million was down by $5.0 million from last quarter, and represented 61.2% of net revenue. Commercial and Consumer Products Group net revenue declined 12.5% sequentially, and represented $64.6 million, or 38.8% of net revenue.

•	On a geographic basis, net revenue from North American customers represented 64.2% of net revenue. European and Asia-Pacific customers represented 19.7% and 16.1% of net revenue, respectively.

•	GAAP gross margin was 14.9% of net revenue, and non-GAAP gross margin was 16.1% of net revenue.

•	GAAP operating expenses were $69.4 million, representing 41.7% of net revenue. Non-GAAP operating expenses were $57.5 million, or 34.6% of net revenue.

•	The Company held $1,380.2 million in cash, cash equivalents and short-term investments at the end of the third quarter, of which approximately $1,327.8 million was cash, money market and other highly liquid fixed income securities. The Company used approximately $21.6 million in cash from operations.

Business Outlook

The Company provided the following financial guidance. For the fourth fiscal quarter ending June 30, 2005, the Company expects net revenue in the range of $160 to $170 million.

When fully implemented in the fourth quarter of fiscal 2006, the announced manufacturing consolidations and related actions are expected to save at least $20 million a quarter.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on April 27, 2005 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDS Uniphase

JDS Uniphase Corporation designs and manufactures products for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company offers components, modules and subsystems for data communications, telecommunications and cable television, display, product and document authentication, medical/environmental instrumentation, decorative, aerospace and defense applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to the amount of future revenue performance or the timing or amount of expected cost savings; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ability to predict future financial performance continues to be difficult, as among other things, visibility remains limited, we are experiencing significant quarter over quarter fluctuations in product mix, average selling prices continue to decline across our product portfolio, we continue to experience execution challenges which limit our revenue and impair our profitability, and we are experiencing declining, but variable, benefits from certain transient items, such as the release of previously accrued reserves and the use of previously written-off inventory; (ii) the Company’s cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, costs and delays associated with facility and asset divestitures, and execution concerns; and (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality and profitability, may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 filed with the Securities and Exchange Commission, as well as in subsequent filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:	Investor Relations, 408-546-4445, investor.relations@jdsu.com
Press:	Randall Sutherland, 408-546-7028, randall.sutherland@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31	March 31	March 31	March 31
	2005	2004	2005	2004
Net revenue	$166.3	$161.4	$541.3	$461.4
Cost of goods sold	141.5	121.0	443.8	357.1

Gross profit	24.8	40.4	97.5	104.3
Operating expenses:
Research and development	22.5	25.6	71.4	74.4
Selling, general and administrative	38.0	35.6	118.7	111.1
Amortization of other intangibles	4.8	3.9	14.3	11.7
Reduction of other long-lived assets	2.6	10.5	7.1	53.8
Restructuring charges	1.5	1.7	10.6	7.5

Total operating expenses	69.4	77.3	222.1	258.5

Loss from operations	(44.6)	(36.9)	(124.6)	(154.2)
Interest and other income, net	5.4	5.1	13.4	16.4
Gain on sale of investments	2.0	19.2	4.3	39.6
Reduction in fair value of investments	(3.4)	(1.5)	(8.4)	(3.9)
Gain/(loss) on equity method investments	0.2	(0.5)	(3.5)	(6.5)

Loss before income taxes	(40.4)	(14.6)	(118.8)	(108.6)
Income tax benefit	(1.8)	(7.3)	(3.2)	(17.7)

Loss before cumulative effect of an accounting change	(38.6)	(7.3)	(115.6)	(90.9)
Cumulative effect of an accounting change	—	—	—	(2.9)

Net loss	$(38.6)	$(7.3)	$(115.6)	$(93.8)

Net loss per share — basic and diluted	$(0.03)	$(0.01)	$(0.08)	$(0.07)

Shares used in per-share calculation — basic and diluted	1,446.7	1,438.3	1,444.4	1,436.5

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31	June 30,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$301.3	$327.5
Short-term investments	1,078.9	1,221.2
Accounts receivable, net of allowance for doubtful accounts of $7.5 at March 31, 2005 and $11.8 at June 30, 2004	112.3	112.7
Inventories, net	118.6	125.0
Refundable income taxes	6.4	5.8
Other current assets	69.4	59.5

Total current assets	1,686.9	1,851.7
Property, plant and equipment, net	164.3	195.6
Deferred income taxes	2.0	12.0
Goodwill, net	213.7	204.8
Other intangibles, net	73.5	81.4
Long-term investments	40.4	42.4
Other assets	3.8	4.3

Total assets	$2,184.6	$2,392.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69.7	$74.1
Accrued payroll and related expenses	35.8	38.4
Income taxes payable	28.2	33.5
Deferred income taxes	2.0	12.0
Restructuring accrual	50.8	84.2
Warranty accrual	12.6	25.1
Other current liabilities	70.3	80.7

Total current liabilities	269.4	348.0
Long-term debt	466.5	464.7
Other non-current liabilities	8.2	8.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	68,590.7	68,577.1
Accumulated deficit	(67,127.6)	(67,012.0)
Accumulated other comprehensive income	(24.0)	4.6

Total stockholders’ equity	1,440.5	1,571.1

Total liabilities and stockholders’ equity	$2,184.6	$2,392.2

JDS UNIPHASE CORPORATION
REPORTABLE SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31	March 31	March 31	March 31
	2005	2004	2005	2004

Net revenue:
Communications Products Group	$101.7	$79.5	$314.5	$231.6
Commercial and Consumer Products Group	64.6	81.9	226.8	229.8

Net external revenue	166.3	161.4	541.3	461.4

Operating loss:
Communications Products Group	(15.8)	(11.5)	(40.6)	(29.1)
Commercial and Consumer Products Group	(0.2)	15.1	18.2	35.6
All other	(14.7)	(22.7)	(60.4)	(80.3)

Total operating loss	(30.7)	(19.1)	(82.8)	(73.8)

Unallocated amounts:
Acquisition-related charges and amortization of intangibles	(4.8)	(4.1)	(14.1)	(13.7)
Reduction of other long-lived assets	(2.6)	(10.5)	(7.1)	(53.8)
Restructuring charges	(1.5)	(1.7)	(10.6)	(7.5)
Other realignment charges	(5.0)	(1.5)	(10.0)	(5.4)
Interest and other income, net	5.4	5.1	13.4	16.4
Gain on sale of investments	2.0	19.2	4.3	39.6
Reduction in fair value of investments	(3.4)	(1.5)	(8.4)	(3.9)
Gain / (loss) on equity method investments	0.2	(0.5)	(3.5)	(6.5)

Loss before income taxes	$(40.4)	$(14.6)	$(118.8)	$(108.6)

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Restructuring expense primarily due to severance and lease costs: The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. The Company excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. Gains and losses in equity investments are unpredictable, and are primarily dependent on the financial performance of the company in which we have our investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Reduction of other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of long-lived assets primarily related to SFAS 144 adjustments. SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Cumulative effect of an accounting change: The Company incurred an expense in the first quarter of fiscal 2004 related to an accounting change. This expense is non recurring and not indicative of the Company’s ongoing core operating performance. The Company excludes these items in the period for the nine months ended March 31, 2004, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the comparable GAAP measures are not indicative of its core operating performance.

Depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes,

depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
	Gross	Operating	Net Loss	EBITDA *	Gross	Operating	Net Loss	EBITDA *
	Margin	Expense			Margin	Expense
Non-GAAP	$26.8	$57.5	$(23.5)	$(19.8)	$41.0	$60.1	$(6.7)	$(9.7)

Cost of goods sold related to restructuring events	(2.0)		(2.0)	(2.0)	(0.6)		(0.6)	(0.6)
Costs of research and development related to restructuring events		(0.1)	0.1	0.1		0.2	(0.2)	(0.2)
Costs of selling, general and administrative related to restructuring events		3.1	(3.1)	(3.1)		0.9	(0.9)	(0.9)
Amortization of intangibles from acquisitions		4.8	(4.8)			3.9	(3.9)
Reduction of other long-lived assets		2.6	(2.6)	(2.6)		10.5	(10.5)	(10.5)
Restructuring expense primarily due to severance and lease costs		1.5	(1.5)	(1.5)		1.7	(1.7)	(1.7)
Gain or loss on sale of available for sale investments			2.0				19.2
Reduction in the fair value of investments			(3.4)				(1.5)
Gain or loss on equity method investments			0.2				(0.5)

GAAP	$24.8	$69.4	$(38.6)	$(28.9)	$40.4	$77.3	$(7.3)	$(23.6)

Non-GAAP loss per share			$(0.02)				$(0.00)

GAAP loss per share			$(0.03)				$(0.01)

Shares used in per-share calculation — basic and diluted			1446.7				1438.3

	Nine Months Ended March 31, 2005				Nine Months Ended March 31, 2004
	Gross	Operating	Net Loss	EBITDA *	Gross	Operating	Net Loss	EBITDA *
	Margin	Expense			Margin	Expense
Non-GAAP	$101.3	$184.1	$(66.2)	$(51.4)	$107.4	$182.3	$(40.8)	$(44.4)

Cost of goods sold related to restructuring events	(3.8)		(3.8)	(3.8)	(3.1)		(3.1)	(3.1)
Costs of research and development related to restructuring events		0.3	(0.3)	(0.3)		1.0	(1.0)	(1.0)
Costs of selling, general and administrative related to restructuring events		5.7	(5.7)	(5.7)		2.2	(2.2)	(2.2)
Amortization of intangibles from acquisitions		14.3	(14.3)			11.7	(11.7)
Reduction of other long-lived assets		7.1	(7.1)	(7.1)		53.8	(53.8)	(53.8)
Restructuring expense primarily due to severance and lease costs		10.6	(10.6)	(10.6)		7.5	(7.5)	(7.5)
Gain or loss on sale of available for sale investments			4.3				39.6
Reduction in the fair value of investments			(8.4)				(3.9)
Gain or loss on equity method investments			(3.5)				(6.5)
Cumulative effect of an accounting change							(2.9)

GAAP	$97.5	$222.1	$(115.6)	$(78.9)	$104.3	$258.5	$(93.8)	$(112.0)

Non-GAAP loss per share			$(0.05)				$(0.03)

GAAP loss per share			$(0.08)				$(0.07)

Shares used in per-share calculation — basic and diluted			1444.4				1436.5

*	EBITDA (earnings before interest, taxes, depreciation and amoritization) reconciles to Loss from operations